Exhibit 16

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of MTB GROUP OF FUNDS and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed registration of Shares of MTB Large Cap Value Fund, MTB Large Cap Growth Fund, MTB Mid Cap Growth Fund and MTB Small Cap Growth Fund, portfolios of MTB Group of Funds, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ Richard J. Berthy		December 4, 2008
Richard J. Berthy	Principal Executive Officer

/s/ Timothy L. Brenner		December 4, 2008
Timothy L. Brenner	President

/s/ Guy Nordahl		December 4, 2008
Guy Nordahl	Treasurer
(Principal Financial Officer)

/s/ Joseph J. Castiglia		December 4, 2008
Joseph J. Castiglia	Trustee

/s/ William H. Cowie, Jr.		December 4, 2008
William H. Cowie, Jr.	Trustee

/s/ John S. Cramer		December 4, 2008
John S. Cramer	Trustee

/s/ Jeffrey Durkee		December 4, 2008
Jeffrey Durkee	Trustee

/s/ Daniel R. Gernatt, Jr.		December 4, 2008
Daniel R. Gernatt, Jr.	Trustee

/s/ Marguerite D. Hambleton		December 4, 2008
Marguerite D. Hambleton	Trustee

/s/ Richard B. Seidel		December 4, 2008
Richard B. Seidel	Trustee

/s/ Kenneth G. Thompson		December 4, 2008
Kenneth G. Thompson	Trustee